UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): July 9, 2012

HEALTH REVENUE ASSURANCE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-173039	99-0363866
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

8551 W. Sunrise Boulevard, Suite 304 Plantation, Florida 33322
(Address of principal executive offices)

(954) 472-2340
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 9, 2012, Health Revenue Assurance Holdings, Inc. (the “Company”) and Keith A. Siddel (“Siddel”) entered into a Settlement Agreement (“Settlement Agreement”) to resolve two pending lawsuits arising out of the termination of Siddel’s employment agreement. The lawsuit was initiated by the Company against Siddel, a former employee, officer and director of the Company, in the United States District Court for the Southern District of Florida.  In addition, Siddel sued the Company in the United States District Court of the District of Colorado.

The Company sought a declaration of its obligations to pay severance under the terms of its then-existing employment agreement with Mr. Siddel.  On May 8, 2012, the Company terminated the employment of Mr. Siddel and subsequently amended its complaint to enforce certain non-competition clauses contained in the employment agreement.

Pursuant to the Settlement Agreement, Siddel agreed to abolish all claims and lawsuits against the Company and Andrea Clark and Robert Rubinowitz. In exchange the Company has agreed to make eleven (11) payments totaling $232,500 over the course of the next ten months to Siddel. In addition the Company has agreed to abolish all claims and lawsuits against Siddel.  The Settlement Agreement has a seven (7) day grace period for payments to Siddel, after which time, Siddel may seek court intervention to enforce the payments.  Andrea Clark and Robert Rubinowitz, the Companies Chief Executive Officer and Chief Operating Officer, respectively, have personally guaranteed the payments of the Settlement Agreement.

In addition, Siddel has agreed not to interfere with the Company’s relationship with Baptist Memorial Health Care Corporation (“Baptist”) and to not, for the period of one year, enter into any business relationship with Christie Lawrence, a former employee of the Company.  In addition, Siddel resigned any and all positions which he had or presently may have had with the Company.

As a result of the Settlement Agreement, both parties are  dismissing their respective filings and have agreed to not enter any more lawsuits concerning the scope of this matter.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 above is incorporated herein by reference. On July 9, 2012, the Company received a letter of resignation from Mr. Siddel and accepted his resignation as a member of the board of directors of the Company in accordance with the Settlement Agreement. A copy of the letter of resignation that Mr. Siddel provided is attached hereto as Exhibit 17.1.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
10.1	Settlement Agreement between Mr. Siddel and the Company, dated July 9, 2012
17.1	Resignation Letter from Keith Siddel, dated July 9, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 16, 2012		HEALTH REVENUE ASSURANCE HOLDINGS, INC.

	By:	/s/ Andrea Clark
Andrea Clark Chief Executive Officer